EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-165369, 333-145424 and 333-227801 of Ark Restaurants Corp. on Form S-8 of our report dated December 20, 2022 on our audits of the consolidated financial statements of Ark Restaurants Corp. and Subsidiaries as of October 1, 2022 and October 2, 2021 and for each of the years in the two-year period ended October 1, 2022 appearing in this Annual Report on Form 10-K of Ark Restaurants Corp. for the year ended October 1, 2022.

/s/ CohnReznick LLP Melville, New York December 20, 2022